                                                                    Exhibit 21.1

                                  SUBSIDIARIES

NAME                                       JURISDICTION OF INCORPORATION OR FORMATION
----------------------------------------   ------------------------------------------

Alliance Power Marketing, Inc.             Delaware
Barbara Holdings Inc.                      Delaware
Castle Gate Holding Company                Delaware
Coal Gas Recovery, LP                      Delaware
Cumberland Coal Resources, LP*             Delaware
Delta Mine Holding Company                 Delaware
Emerald Coal Resources, LP*                Delaware
Energy Development Corporation             West Virginia
[FC 2 Corp.]                               [Delaware]
Foundation American Coal Company, LLC*     Delaware
Foundation Coal Corporation                Delaware
Foundation Coal Development Corporation*   Delaware
Foundation Coal Holding, Inc.*             Delaware
Foundation Coal Resources Corporation*     Delaware
Foundation Coal West, Inc.*                Delaware
Foundation Energy Sales, Inc.*             Delaware
Foundation Equipment Company*              Delaware
Foundation Midwest Holding Company*        Delaware
Foundation Royalty Company*                Delaware
Foundation Wyoming Land Company*           Delaware
Freeport Mining, LP*                       Delaware
Freeport Resources Corporation*            Delaware
Kingston Mining, Inc.                      West Virginia
Kingston Processing, Inc.                  West Virginia
Kingston Resources, Inc.                   Kentucky
Laurel Creek Co., Inc.                     Delaware
Maple Meadow Mining Company                Delaware
Neweagle Coal Sales Corp.                  Virginia
Neweagle Development Corp.                 Virginia
Neweagle Industries, Inc.                  Virginia
Neweagle Mining Corp.                      Virginia
Odell Processing Inc.                      West Virginia
Paynter Branch Mining, Inc.                West Virginia
Pennsylvania Land Holdings Corporation     Delaware

                                                                               2

NAME                                       JURISDICTION OF INCORPORATION OR FORMATION
----------------------------------------   ------------------------------------------

Pennsylvania Services Corporation          Delaware
Pioneer Fuel Corporation                   West Virginia
Pioneer Mining, Inc.                       West Virginia
Plateau Mining Corporation                 Delaware
Red Ash Sales Company, Inc.                West Virginia
River Processing Corporation*              Delaware
Rivereagle Corp.                           Virginia
Riverton Capital Ventures I,
   Limited Liability Company               West Virginia
Riverton Capital Ventures II,
   Limited Liability Company               West Virginia
Riverton Coal Production, Inc.             Delaware
Riverton Coal Sales, Inc.                  West Virginia
Rockspring Development, Inc.               Delaware
Ruhrkohle Trading Corporation              West Virginia
Simmons Fork Mining, Inc.                  West Virginia
Southern Resources, Inc.                   West Virginia
Wabash Mine Holding Company                Delaware
Warrick Holding Company                    Delaware